AGL RESOURCES INC.
(as amended July 31, 2012)

BYLAWS

ARTICLE I

SHAREHOLDERS

SECTION 1.1.                                Date, Time and Place of Meetings.  Annual and special meetings of the shareholders shall be held on such date and at such time and place, within or without the State of Georgia, as may be stated in the notice of the meeting, or in a duly executed waiver of notice thereof.  If no designation is made, the place of the meeting shall be the principal executive offices of the Company.

SECTION 1.2.                                Annual Meetings.  The annual meeting of the shareholders of the Company shall be held each year for the purposes of electing Directors and of transacting such other business as properly may be brought before the meeting.  To be properly brought before the meeting, business must be brought before the meeting (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Company entitled to vote at the meeting who complies with the procedures set forth in Section 1.2 of this Article; provided, in each case, that such business proposed to be conducted is, under the law, an appropriate subject for shareholder action.

For business to be properly brought before an annual meeting by a shareholder, the shareholder must give timely notice thereof in writing to the Corporate Secretary of the Company.  To be timely, a shareholder's notice must be received by the Corporate Secretary at the principal executive offices of the Company at least 120 calendar days before the first anniversary of the date that the Company's proxy statement was released to shareholders in connection with the previous year's annual meeting of shareholders.  However, if no annual meeting of shareholders was held in the previous year or if the date of the annual meeting of shareholders has been changed by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, the notice shall be received by the Corporate Secretary at the principal executive offices of the Company not fewer than the later of (i) 150 calendar days prior to the date of the contemplated annual meeting or (ii) the date which is 10 calendar days after the date of the first public announcement or other notification to the shareholders of the date of the contemplated annual meeting.

Such shareholder's notice to the Corporate Secretary shall set forth with respect to any proposal such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address, as they appear on the Company's books, of the shareholder proposing such business; (iii) the class and number of shares of the Company which are beneficially owned by such shareholder; (iv) the dates upon which the shareholder acquired such shares; (v) documentary support for any claim of beneficial ownership; (vi) any material interest of such shareholder in such business; (vii) a statement in support of the matter and, for proposals sought to be included in the Company's proxy statement, any other information required by Securities and Exchange Commission Rule 14a-8; and (viii) as to each person whom the shareholder proposes to nominate for election or re-election as Director all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended  (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected, and evidence satisfactory to the Company that such nominee has no interests that would limit their ability to fulfill their duties of office).

In addition, if the shareholder intends to solicit proxies from the shareholders of the Company, such shareholder shall notify the Company of this intent in accordance with Securities and Exchange Commission Rule 14a-4 and/or Rule 14a-8.

SECTION 1.3.                                Special Meetings.  The Company shall hold a special meeting of shareholders on call of the Board of Directors or the Executive Committee, the Chairman of the Board of Directors, the President, or, upon delivery to the Company's Corporate Secretary of a signed and dated written demand for the meeting describing the purpose or purposes for the meeting, on call of the holders of 100% of the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting.  Only business within the purpose or purposes described in the notice of special meeting required by Section 1.5 below may be conducted at a special meeting of the shareholders.

For business to be properly brought before a special meeting by a shareholder, the shareholder must give timely notice thereof in writing to the Corporate Secretary of the Company. To be timely, a shareholder's notice must be received by the Corporate Secretary at the principal executive offices of the Company at least 120 calendar days prior to the date of the special meeting.

Such shareholder's notice to the Corporate Secretary shall set forth with respect to any proposal such shareholder proposes to bring before the special meeting (i) a brief description of the business desired to be brought before the special meeting and the reasons for conducting such business at the special meeting; (ii) the name and address, as they appear on the Company's books, of the shareholder proposing such business; (iii) the class and number of shares of the Company which are beneficially owned by such shareholder; (iv) the dates upon which the shareholder acquired such shares; (v) documentary support for any claim of beneficial ownership; (vi) any material interest of such shareholder in such business; (vii) a statement in support of the matter and, for proposals sought to be included in the Company's proxy statement, any other information required by Securities and Exchange Commission Rule 14a-8; and (viii) if the shareholder requesting the special meeting proposes to nominate one or more persons for election or reelection as Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected, and evidence reasonably satisfactory to the Company that such nominee has no interests that would limit their ability to fulfill their duties of office).

In addition, if the shareholder intends to solicit proxies from the shareholders of the Company, such shareholder shall notify the Company of this intent in accordance with Securities and Exchange Commission Rule 14a-4 and/Rule or 14a-8.

SECTION 1.4.                                Determination of Validity of Notice of Shareholder Proposal for Business.  The chairman of a meeting may, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of Sections 1.2 and 1.3 of this Article, and, if the chairman should so determine, shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted, or in the case of persons so nominated, not be eligible for election.

SECTION 1.5.                                Notice of Meetings.  The Corporate Secretary or an Assistant Corporate Secretary shall deliver, either personally or by mailing it, postage prepaid, a written notice of the place, day, and time of all meetings of the shareholders not less than ten (10) nor more than sixty (60) days before the meeting date to each shareholder of record entitled to vote at such meeting.  Unless otherwise required or permitted by law, written notice is effective when mailed, if mailed with postage prepaid and correctly addressed to the shareholder's address shown in the Company's current record of shareholders.  It shall not be necessary that notice of an annual meeting include a description of the purpose or purposes for which the meeting is called.  In the case of a special meeting, the purpose or purposes for which the meeting is called shall be included in the notice of the special meeting.  If an annual or special shareholders' meeting is adjourned to a different date, time, or place, notice of the new date, time, or place need not be given if the new date, time, or place is announced at the meeting before adjournment.  However, if a new record date for the adjourned meeting is or must be fixed under Section 1.9 herein, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date.

SECTION 1.6.                                Record Date.  The Board of Directors, in order to determine the shareholders entitled to notice of or to vote at any meeting of the shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, shall fix in advance a record date that may not be more than seventy (70) days before the meeting or action requiring a determination of shareholders.  Only such shareholders as shall be shareholders of record on the date fixed shall be entitled to such notice of or to vote at such meeting or any adjournment thereof, or to receive payment of any such dividend or other distribution or allotment of any rights, or to exercise any such rights in respect of stock, or to take any such other lawful action, as the case may be, notwithstanding any transfer of any stock on the books of the Company after any such record date fixed as aforesaid.  The record date shall apply to any adjournment of the meeting unless the Board of Directors shall fix a new record date for the adjourned meeting, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

SECTION 1.7.                                Shareholders' List for Meeting.  After fixing a record date for a meeting, the Company shall prepare an alphabetical list of the names of all shareholders who are entitled to notice of the shareholders' meeting.  The list shall be arranged by voting group (and within each voting group by class or series of shares) and show the address of and number of shares held by each shareholder.  The Company shall make the shareholders' list available for inspection by any shareholder, his agent, or his attorney at the time and place of the meeting.

SECTION 1.8.                                Quorum.  Subject to any express provision of law or the Articles of Incorporation, a majority of the votes entitled to be cast by all shares voting together as a group shall constitute a quorum for the transaction of business at all meetings of the shareholders.  Whenever a class of shares or series of shares is entitled to vote as a separate voting group on a matter, a majority of the votes entitled to be cast by each voting group so entitled shall constitute a quorum for purposes of action on any matter requiring such separate voting.  Once a share is represented, either in person or by proxy, for any purpose at a meeting other than solely to object to holding a meeting or transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is set for the adjourned meeting.

SECTION 1.9.                                Adjournment of Meetings.  The holders of a majority of the voting shares represented at a meeting, or the Chairman of the Board or the President, whether or not a quorum is present, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.  If after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting.

SECTION 1.10.                                Vote Required.  When a quorum exists, action on a matter (other than the election of Directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation, a bylaw authorized by the Articles of Incorporation or express provision of law requires a greater number of affirmative votes.  Unless otherwise provided in the Articles of Incorporation, Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.  Shareholders do not have the right to cumulate their votes unless the Articles of Incorporation so provide.

SECTION 1.11.                                Voting Entitlement of Shares; Proxies.  Unless otherwise provided in the Articles of Incorporation or by law, each shareholder, at every meeting of the shareholders, shall be entitled to cast one vote, on each matter voted on at the meeting, for each share standing in the name of such shareholder on the books of the Company as of the record date.  A shareholder may vote his or her shares in person or by proxy.  A shareholder or his or her agent or attorney in fact may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form or by an electronic transmission that is suitable for the retention, retrieval and reproduction of information by the recipient.  An electronic transmission must contain or be accompanied by information from which it can be determined that the shareholder, the shareholder's agent or the shareholder's attorney in fact authorized the electronic transmission.  An appointment of proxy is effective when received by the Corporate Secretary of the Company or other officer or agent authorized to tabulate votes and is valid for eleven (11) months unless a longer period is expressly provided in the appointment.  An appointment of proxy is revocable by the shareholder unless the appointment form or electronic transmission states that it is irrevocable and the appointment is coupled with an interest.  Any copy, facsimile transmission or other reliable reproduction of the appointment form or electronic transmission may be substituted or used in lieu of the original appointment form or electronic transmission for any and all purposes for which the original appointment form or electronic transmission could be used, provided that such copy, facsimile transmission or other reproduction shall be a complete reproduction of the entire original appointment form or electronic transmission.

SECTION 1.12.                                Inspectors of Election.  The Board of Directors, in advance of any shareholders' meeting, shall appoint an Inspector of Elections to act at the meeting or any adjournment thereof.  The Inspector of Elections shall take and sign an oath faithfully to execute the duties of Inspector of Elections with strict impartiality and according to the best of his or her ability.  The Inspector of Elections shall ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting, determine the validity of proxies and ballots, count all votes, determine the results and make a written report of his or her determinations.  The Inspector of Elections may be an officer or employee of the Company.  Any vacancy may be filled by the appointment of the Board in advance of the meeting or at the meeting by the person presiding thereat.

ARTICLE II

BOARD OF DIRECTORS

SECTION 2.1.                                General Powers.  Subject to the Articles of Incorporation and these Bylaws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Company managed under the direction of, the Board of Directors and those committees of the Board of Directors designated in Article III of these Bylaws.

SECTION 2.2.                                Number and Tenure.  The Board of Directors shall consist of at least five (5) members and not more than sixteen (16) members, the exact number of Directors to be fixed from time to time by resolution of the Board of Directors of the Company.  No decrease in the number or minimum number of Directors, through amendment of the Articles of Incorporation or of these Bylaws or otherwise, shall have the effect of shortening the term of any incumbent Director.  All directors elected at the annual meeting of shareholders shall be elected for a one-year term expiring at the next annual meeting of shareholders. Each director who is elected a director, shall hold office until the expiration of the term for which he or she was elected, and until his or her successor shall be elected and shall qualify, or until his or her earlier death, resignation, retirement, removal or disqualification from office. During the intervals between annual meetings of shareholders, any vacancy occurring in the Board of Directors caused by resignation, removal, death or other incapacity, and any newly created Directorships resulting from an increase in the number of Directors, shall be filled by a majority vote of the Directors then in office, whether or not a quorum.  Directors may be elected by shareholders only at an annual meeting of shareholders.  Each Director chosen to fill a vacancy shall hold office for the unexpired term in respect of which such vacancy occurred.  Each Director chosen to fill a newly created Directorship shall hold office until the election and qualification of his or her successor at the next election of Directors by the shareholders.

SECTION 2.3.                                Qualifications of Directors.  Directors shall be natural persons who have attained the age of 18 years.  Directors do not need to be residents of the State of Georgia.

SECTION 2.3.1.                             Vote Required in Uncontested Elections.  In the case of an election for Directors where the number of nominees does not exceed the number of Directors to be elected, if a nominee for Director does not receive the vote of at least the Majority of Votes Cast, the Director will promptly tender his or her resignation to the Board of Directors following certification of the shareholder vote.  For purposes of this Bylaw provision, a Majority of Votes Cast means that, at a meeting for the election of Directors at which a quorum is present, the number of shares voted “for” a Director’s election exceeds 50% of the number of votes cast with respect to that Director’s election.  Votes cast include votes to withhold authority in each case and exclude abstentions with respect to that Director’s election.

The Nominating and Corporate Governance Committee will make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken.  The Board of Directors will act on the tendered resignation, taking into account the Nominating and Corporate Governance Committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results.  The Nominating and Corporate Governance Committee in making its recommendation, and the Board of Directors in making its decision, may each consider any factors or other information that it considers appropriate and relevant including, without limitation, the stated reasons why shareholders “withheld” votes for election of such Director, the length of service and qualifications of the Director whose resignation has been tendered, the Director’s contributions to the Company and the Company’s Corporate Governance Guidelines.  The Director who tenders his or her resignation will not participate in the recommendation of the Nominating and Corporate Governance Committee or the decision of the Board of Directors with respect to his or her resignation.  If such Director’s resignation is not accepted by the Board of Directors such Director shall continue to serve until his or her successor is duly elected or until his or her earlier death, resignation or removal.  If a majority of the Nominating and Corporate Governance Committee does not receive a Majority of Votes Cast, then the independent Directors who did not fail to receive a Majority of Votes Cast, shall appoint a committee amongst themselves to consider the resignation offers and recommend to the Board of Directors whether to accept them.  If the only Directors who did not fail to receive a Majority of Votes Cast, constitute three or fewer Directors, all Directors may participate in the action regarding whether to accept the resignation offers.

If a Director’s resignation is accepted by the Board of Directors, then any resulting vacancy may be filled pursuant to the provisions of Section 2.4 of these Bylaws or the Board of Directors may decrease the size of the Board of Directors pursuant to the provisions of Section 2.2 of these Bylaws.

This Bylaw provision will be summarized or included in each proxy statement relating to an election of Directors of the Company.

This Section 2.3.1 shall not apply in the case of an election for Directors where the number of nominees exceeds the number of Directors to be elected.

SECTION 2.3.2.                             Re-election after Termination of Principal Employment.  If any Director ceases to hold the position in such Director's principal employment profession, trade or calling that such Director held at the beginning of the current term for which such Director was elected a Director, such person shall not be eligible for re-election to the Board of Directors after the expiration of such current term unless the Board of Directors decides that such person should be eligible for re-election.

SECTION 2.3.3.                             Terminating Events.  Any Director who retires from or discontinues his or her employment with the Company (said termination of employment being hereinafter referred to as a “Terminating Event”) shall promptly upon the occurrence of such Terminating Event, tender his or her resignation to the Board of Directors which resignation shall be effective as of the annual meeting of shareholders next following the date of the Terminating Event; provided, however, that the requirements of this sentence shall not apply to anyone who, upon retirement, is Chairman of the Board or President of the Company.  Any Director who attains his or her 75th birthday, shall thereafter, upon completion of the term for which he or she was elected as a Director, cease to be an active Director.

SECTION 2.4.                                Vacancies.  Unless the Articles of Incorporation provide otherwise, if a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of Directors, the vacancy may be filled only by the Board of Directors, or, if the Directors remaining in office constitute fewer than a quorum of the Board, by the affirmative vote of a majority of all Directors remaining in office.  If the vacant office was held by a Director elected by a voting group of shareholders, only the holders of shares of that voting group or the remaining Directors elected by that voting group are entitled to vote to fill the vacancy.

A Director elected to fill a vacancy shall serve for the unexpired term of his or her predecessor in office or, if such vacancy occurs by reason of an increase in the number of Directors, until the next election of Directors by shareholders and the election and qualification of the successor, as provided by law.

SECTION 2.5.                                Meetings.  The annual meeting of the Board of Directors shall be held each year immediately following the annual meeting of shareholders.  The annual meeting of the Board of Directors shall be held at the time and place, within or without the State of Georgia, as may be stated in the notice of the meeting or in a duly executed waiver of notice thereof.  If no designation is made, the place of the annual meeting shall be the principal executive offices of the Company.

Regular meetings of the Board of Directors or any committee may be held between annual meetings at such times and at such places, within or without the State of Georgia, as from time to time shall be determined by the Board or committee, as the case may be.  No notice of such regular meetings need be given.

Special meetings of the Board of Directors may be called at any time by a majority of the Board of Directors, the Chairman of the Board, the President or the Executive Committee by giving each Director two (2) days notice of the date, time and place of the meeting.  Such notice may be given orally or in writing in accordance with the provisions of Section 4.1.  Unless otherwise provided in the Articles of Incorporation, these Bylaws or by law, neither the business to be transacted at, nor the purpose of, any regular or special meeting need be specified in the notice or any waiver of notice.

SECTION 2.6.                                Quorum and Voting.  A majority of the number of Directors or Board committee members fixed or prescribed by the Board or, if no number is fixed or prescribed, a majority of the number of Directors or committee members in office immediately before the meeting begins, shall be present at any meeting of the Board of Directors or such committee in order to constitute a quorum, unless otherwise specifically provided by statute or by the Articles of Incorporation or by these Bylaws.  The affirmative vote of a majority of the Directors present at any meeting at which there is a quorum at the time of such act shall be the act of the Board or of the committee, except as might be otherwise specifically provided by statute or by the Articles of Incorporation or these Bylaws.  In the absence of a quorum, the Directors present by majority vote may adjourn the meeting from time to time without notice other than by verbal announcement at the meeting until a quorum shall attend.  At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

SECTION 2.7.                                Action Without Meeting.  Unless the Articles of Incorporation or Bylaws provide otherwise, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if the action is taken by all members of the Board or committee, as the case may be.  The action must be evidenced by one or more written consents describing the action taken, signed by each Director or committee member, and filed with the minutes of the proceedings of the Board or committee or filed with the corporate records.

SECTION 2.8.                                Remote Participation in a Meeting.  Unless otherwise restricted by the Articles of Incorporation or the Bylaws, any meeting of the Board of Directors or any committee thereof may be conducted by the use of any means of communication by which all Directors participating may simultaneously hear each other during the meeting.  A Director participating in a meeting by this means is deemed to be present in person at the meeting.

SECTION 2.9.                                Compensation of Directors.  The Board of Directors may fix the compensation of the Directors for their services as Directors or as a member of any committee thereof.  Compensation shall be fixed from time to time by a resolution of the Board of Directors, and may be on the basis of an annual sum or a fixed sum for attendance at each regular or special meeting and every adjournment thereof, or a combination of these methods.  Members may be reimbursed for all reasonable traveling expenses incurred in attending meetings.  No provision of these Bylaws shall be construed to preclude any Director from serving the Company in any other capacity and receiving compensation therefor.

SECTION 2.10.                                Removal of Directors by Shareholders.  Subject to the requirements of Section 14-2-808 of the Georgia Business Corporation Code (the "Code") for the removal of Directors elected by cumulative voting, voting group or staggered terms, any one or more Directors may be removed from office, only with cause, at any meeting of shareholders with respect to which notice of such purpose has been given, by the affirmative vote of the holder or holders of a majority of the outstanding shares of the Company.

SECTION 2.11.                                Nomination of Directors.  Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors.  Nominations of persons for election to the Board of Directors of the Company may be made at a meeting of shareholders (i) by the Board of Directors or at the direction of the Board by any nominating committee or person appointed by the Board or (ii) by any shareholder of the Company entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in Sections 1.2 and 1.3 of Article I of these Bylaws.  Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Corporate Secretary of the Company.  Such notice to the Corporate Secretary shall set forth the information required in Section 1.2 and 1.3 of Article I of these Bylaws.  The Company may require any proposed nominee to furnish such other information as reasonably may be required by the Company to determine the eligibility of such proposed nominee to serve as a Director of the Company.  The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedures, and if the chairman should so determine, shall so declare to the meeting and the defective nomination shall be disregarded.

SECTION 2.12.                                Indemnification.  The indemnification authorized in the Articles of Incorporation shall be subject to the following provisions and procedures:

SECTION 2.12.1.                             Determination of Eligibility for Indemnification.  In the case of actions brought by or in the right of the Company, a Director’s right to indemnification as authorized in the Articles of Incorporation shall be determined:

(i)           If there are two or more directors not at the time parties to the proceeding ("Disinterested Directors"), by the board of directors by a majority vote of all the Disinterested Directors (a majority of whom shall for such purpose constitute a quorum), or by a majority of the members of a committee of two or more Disinterested Directors appointed by such a vote;

(ii)           By special legal counsel:

(a)	Selected in the manner prescribed in paragraph (i) of this subsection; or

(b)	If there are fewer than two Disinterested Directors, selected by the Board of Directors (in which selection directors who do not qualify as Disinterested Directors may participate); or

(iii)           By the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination.

SECTION 2.12.2.                            Rights Not Exclusive.  The rights to indemnification and advance of expenses granted in the Articles of Incorporation and in these Bylaws are not exclusive, and do not limit the Company's power to pay or reimburse expenses to which a Director may be entitled, whether by agreement, vote of shareholders or Disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office, and do not limit the Company's power to pay or reimburse expenses incurred by a Director in connection with his appearance as a witness in a proceeding at a time when he is not a party.

SECTION 2.12.3.                            Insurance.  The Company and its officers shall have the power to purchase and maintain insurance on behalf of an individual who is or was a Director, officer, employee or agent of the Company or who, while a Director, officer, employee, or agent of the Company, is or was serving as a Director, officer, partner, trustee employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise against liability asserted against or incurred by him in that capacity or arising from his status as a Director, officer, employee or agent, whether or not the Company would have the power to indemnify him against the same liability under the provisions of these Bylaws.

SECTION 2.12.4.                            Reports to Shareholders.  If the Company indemnifies or advances expenses to a Director, otherwise than by action of the shareholders or by an insurance carrier pursuant to insurance maintained by the Company, the Company shall report the indemnification or advance in writing to the shareholders with or before the notice of the next annual shareholders’ meeting.

ARTICLE III

COMMITTEES

SECTION 3.1.                                Committees.  The Board of Directors may, by resolution, designate from among its members one or more committees, each committee to consist of one or more Directors, except that committees appointed to take action with respect to indemnification of Directors, Directors' conflicting interest transactions or derivative proceedings shall consist of two or more Directors qualified to serve pursuant to the Code.  If a Lead Director shall have been appointed by the Board of Directors from among the independent directors, then the Lead Director shall serve as Chairman of the Executive Committee.  If no Lead Director shall have been appointed, then either the Chairman of the Board of Directors, a former Chairman of the Board or the Chief Executive Officer, as designated by the Board of Directors, shall serve as Chairman of the Executive Committee.  For all other committees, the Board of Directors shall designate one member of each committee to be a chairman.  Each committee member shall serve at the pleasure of the Board of Directors.

Each Director of the Company who is not designated as a member of a particular Committee hereby is designated as an alternate member of any such Committee, who may act in the place and stead of any absent member or members at any meeting of such Committee in the event (i) a quorum of such Committee is not present and (ii) the Chairman of the Board or, in his absence, the President, appoints such alternate member to act for that meeting as a member of such Committee; and such alternate member shall serve only at the meeting for which such appointment is made, but shall have at that meeting all the powers of a regular member of such Committee.

Any such committee, to the extent specified by the Board of Directors, Articles of Incorporation or Bylaws, shall have and may exercise all of the authority of the Board of Directors in the management of the business affairs of the Company, except that it may not (i) approve or propose to shareholders action that the Code requires to be approved by shareholders; (ii) fill vacancies on the Board of Directors or any of its committees; (iii) amend the Articles of Incorporation, except that a committee may, to the extent authorized in a resolution or resolutions adopted by the Board, amend the Articles of Incorporation to fix the designations, preferences, limitations and relative rights of shares pursuant to Section 14-2-602 of the Code or to increase or decrease the number of shares contained in a series of shares established in accordance with said Code Section but not below the number of such shares then issued; (iv) adopt, amend, or repeal Bylaws; or (v) approve a plan of merger not requiring shareholder approval.

SECTION 3.2.                                Meetings of Committees.  Regular meetings of any committee may be held without notice at such time and at such place, within or without the State of Georgia, as from time to time shall be determined by such committee.  A special meeting of any such committee appointed by the Board may be called by the Chairman of the Board of Directors, the President, the Board of Directors or the committee by vote at a meeting, or by two members of any committee in writing without a meeting by giving each such committee member two (2) days notice of the date, time and place of the meeting.  Such notice may be given orally or in writing in accordance with the provisions of Section 4.1.  Unless otherwise provided in the Articles of Incorporation, these Bylaws or by law, neither the business to be transacted at, nor the purpose of, any regular or special meeting of any such committee need be specified in the notice or any waiver of notice.

ARTICLE IV

NOTICES

SECTION 4.1.                                Notice.  Whenever, under the provisions of the Articles of Incorporation or these Bylaws or by law, notice is required to be given to any Director or shareholder, such notice may be given in writing, by mail; by telegram, telex or facsimile transmission; by other form of wire or wireless communication; or by private carrier.  Unless otherwise required or permitted by law, such notice shall be deemed to be effective at the earliest of when received, or when delivered, properly addressed, to the addressee's last known principal place of business or residence; or, except as provided in the immediate next sentence, five days after the same shall be deposited in the United States mail if mailed with first-class postage prepaid and correctly addressed; or on the date shown on the return receipt, if sent by registered or certified mail or statutory overnight delivery, return receipt requested, and the receipt is signed by or on behalf of the addressee.  Written notice to the Company's shareholders, if in comprehensible form, is effective when mailed, if mailed with first-class postage prepaid and correctly addressed to the shareholder's address shown in the Company's current record of shareholders; provided, however, that if the Company has more than 500 shareholders of record entitled to vote at a meeting, it may utilize a class of mail other than first class if the notice of meeting is mailed, with adequate postage prepaid, not less than 30 days before the date of the meeting.  Notice to any Director or shareholder may also be oral if oral notice is reasonable under the circumstances.  Oral notice is effective when communicated if communicated in a comprehensible manner.  If these forms of personal notice are impractical, notice may be communicated by a newspaper of general circulation in the area where published, or by radio, television, or other form of public broadcast communication.

SECTION 4.2.                                Waiver of Notice.  Whenever any notice is required to be given under provisions of the Articles of Incorporation or of these Bylaws or by law, a waiver thereof, signed by the person entitled to notice and delivered to the Company for inclusion in the minutes or filing with the corporate records, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting and of all objections to the place or time of the meeting or the manner in which it has been called or convened, except when the person attends a meeting for the express purpose of stating, at the beginning of the meeting, any such objection and, in the case of a Director, does not thereafter vote for or assent to action taken at the meeting.  Neither the business to be transacted at nor the purpose of any regular or special meeting of the shareholders, Directors or a committee of Directors need be specified in any written waiver of notice; provided, however, that any waiver of notice of a meeting of shareholders required with respect to an amendment of the Articles of Incorporation, a plan of merger or share exchange, a plan of consolidation, a sale of assets or any other action which would entitle the shareholder to dissent pursuant to Section 14-2-1302 of the Code and obtain payment for his shares shall be effective only upon compliance with Section 14-2-706(c) of the Code or successor provisions.

ARTICLE V

OFFICERS

SECTION 5.1.                                Appointment.  Appointment.  The Board of Directors shall appoint such officers of the Company and its subsidiaries as it shall deem necessary, which  officers shall include: (a) for the Company, a Chairman of the Board, a Chief Executive Officer, a President, a Chief Financial Officer and a Corporate Secretary; and (b) any other executive officer of the Company who is designated by the Board of Directors as an “executive officer” for reporting purposes under Section 16 of the Securities Exchange Act of 1934, as amended.    Each of the officers appointed by the Board shall exercise such powers and perform such duties as may be specified in the applicable Bylaws or as shall otherwise be determined from time to time by the Board of Directors consistent with the applicable Bylaws.  Each such officer shall hold office until the corresponding meeting of the Board of Directors in the next year and until each such successor officer shall have been duly appointed and qualified or until such officer shall have resigned or shall have been removed in the manner provided in Section 5.2 of this Article V.  Any number of offices may be held by the same person unless the Articles of Incorporation or these Bylaws otherwise provide.  The appointment of an officer does not itself create contract rights.

SECTION 5.2.                                Resignation and Removal of Officers.  An officer may resign at any time by delivering notice to the Company and such resignation is effective when the notice is delivered unless the notice specifies a later effective date.  The Board of Directors or the Executive Committee (except in the case of an officer appointed by the Board of Directors) or an officer upon whom the power of appointment may have been conferred may remove any officer at any time with or without cause.

SECTION 5.3.                                Vacancies.  Any vacancy in office resulting from any cause may be filled by the Board of Directors at any regular or special meeting.

SECTION 5.4.                                Powers and Duties.  Each officer has the authority and shall perform the duties set forth below or, to the extent consistent with these Bylaws, the duties prescribed by the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of other officers.

SECTION 5.4.1.                                Chairman of the Board of Directors.  The Chairman of the Board of Directors may be chosen from among the Directors of the Company and need not be an Executive Officer or employee of the Company.  The Chairman shall preside at all meetings of the Board of Directors and may serve as Chairman of and preside at all meetings of the Executive Committee.  The Chairman shall have the usual powers and duties incident to the office of the chairman of the board of directors of a corporation and such other powers and duties as from time to time may be assigned by the Board of Directors.

SECTION 5.4.2.                                Chief Executive Officer.  The Board of Directors may designate as the Chief Executive Officer of the Company the President or any other officer of the Company including the Chairman if the Chairman is a full-time officer and employee of the Company.  The Chief Executive Officer of the Company shall have general and active management responsibility for the business of the Company and shall see that all orders and resolutions of the Board of Directors are carried into effect.  The Chief Executive Officer shall preside at all meetings of the shareholders and may serve as Chairman of and preside at all meetings of the Executive Committee. Except where by law the signature of the President is required, the Chief Executive Officer shall have the same powers as the President to sign all authorized certificates, contracts, bonds, deeds, mortgages and other instruments.  The Chief Executive Officer shall have the usual powers and duties incident to the position of chief executive officer of a corporation and such other powers and duties as from time to time may be assigned by the Board of Directors.  In the event there is no Chairman of the Board, the Chief Executive Officer shall also have all the powers and authority that the Chairman is given in these Bylaws or otherwise.  During the absence or disability of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the Board of Directors.  The Board of Directors may, or if it does not, the Chief Executive Officer may, from time to time designate an Executive Officer of the Company to assume and perform the duties and powers of the Chief Executive Officer during the absence or disability of the Chief Executive Officer.

SECTION 5.4.3.                                President.  The President shall be responsible for the general supervision of the affairs of the Company.  The President shall have the power to make and execute certificates, contracts, bonds, deeds, mortgages and other instruments on behalf of the Company, except in cases in which the signing thereof shall have been expressly delegated to some other officer or agent of the Company and to delegate such power to others. The President shall have the usual powers and duties incident to the office of a president of a corporation and such other powers and duties as are specifically imposed on the President by law and as from time to time may be assigned by the Board of Directors.  If the Board of Directors designates the President as the Chief Executive Officer of the Company, the President shall also have the powers and duties of the Chief Executive Officer.

SECTION 5.4.4.                                Vice Presidents.  The Senior or Executive Vice Presidents shall be senior in authority among the Vice Presidents.   During the absence or disability of the President, the Board of Directors shall designate which of the Senior or Executive Vice Presidents shall exercise all the powers and discharge all of the duties of the President, provided, however, that if such Senior or Executive Vice President is not a Director, such Senior or Executive Vice President shall not preside at any meetings of the Board of Directors or the Executive Committee.  The Vice Presidents shall perform such duties as vice presidents customarily perform and shall have the usual powers and duties incident to the office of a vice president of a corporation and such other powers and duties as from time to time may be assigned by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President.

SECTION 5.4.5.                                Chief Financial Officer.  The Chief Financial Officer shall be charged with the management of the financial affairs of the Company and shall cause to be maintained complete and true accounts of all financial transactions of the Company.  The Chief Financial Officer shall render to the Board of Directors, the Chairman of the Board, the Chief Executive Officer and the President, whenever requested, an account of the financial condition of the Company.  The Chief Financial Officer shall have the usual powers and duties incident to the position of chief financial officer of a corporation and such other powers and duties as from time to time may be assigned by the Board of Directors.

SECTION 5.4.6.                                Chief Operating Officer.  The Chief Operating Officer shall have general and active responsibility for the operations of the Company.  The Chief Operating Officer shall have the usual powers and duties incident to the position of chief operating officer of a corporation and such other powers and duties as from time to time may be assigned by the Board of Directors.

SECTION 5.4.7.                                Corporate Secretary.  The Corporate Secretary shall attend all meetings of the shareholders and all meetings of the Board of Directors and shall record all votes and minutes of all proceedings in books to be kept for that purpose, and shall perform like duties for the standing committees when required.  The Corporate Secretary shall have custody of the corporate seal of the Company, shall have the authority to affix the same to any instrument the execution of which on behalf of the Company under its seal is duly authorized and shall attest to the same whenever required.  The Board of Directors may give general authority to any other officer to affix the seal of the Company and to attest to the same.  The Corporate Secretary shall give, or cause to be given, any notice required to be given of any meetings of the shareholders, the Board of Directors and of the standing committees when required.  The Corporate Secretary shall cause to be kept such books and records as the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President may require and shall cause to be prepared, recorded, transferred, issued, sealed and canceled certificates of stock as required by the transactions of the Company and its shareholders.  The corporate Secretary shall attend to such correspondence and shall perform such other duties as may be incident to the office of a corporate secretary or as may be assigned to the Corporate Secretary by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President.

SECTION 5.4.8.                                Treasurer.  The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Company, and shall deposit or cause to be deposited, in the name of the Company, all moneys or other valuable effects in such banks, trust companies, or other depositaries as shall from time to time be selected by the Board of Directors, the Chief Executive Officer, the President or the Chief Financial Officer. In general, the Treasurer shall perform such duties as treasurers usually perform and shall perform such other duties and shall exercise such other powers as the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Chief Financial Officer may from time to time designate and shall render to the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Chief Financial Officer, whenever requested, an account of the financial condition of the Company.

SECTION 5.4.9.                                Controller.  The Controller shall have charge of and be responsible for preparation of financial and management reports, budgeting, rate material, property accounting, taxes and such other duties as are commonly incident to the office of Controller.  The Controller shall perform such other duties and shall exercise such other powers as the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Chief Financial Officer may from time to time designate.

SECTION 5.4.10.                              Assistant Vice President, Assistant Corporate Secretary and Assistant Treasurer.  One or more Assistant Vice Presidents, Assistant Corporate Secretaries and Assistant Treasurers, in the absence or disability of any Vice President, the Corporate Secretary or the Treasurer, respectively, shall perform the duties and exercise the powers of those offices, and, in general, they shall perform such other duties and shall exercise such other powers as the Board of Directors or the person appointing them may from time to time designate.  Specifically the Assistant Corporate Secretaries may affix the corporate seal to all necessary documents and attest the signature of any officer of the Company.

SECTION 5.4.11.                              Other Officers.  The Board of Directors may appoint such other officers as it may deem desirable.  Each such officer shall hold office for such period, have such authority and perform such duties as the Board of Directors may prescribe.  The Board of Directors may from time to time authorize any officer to appoint other officers of the Company and its major subsidiaries, to prescribe the powers, term, duties and salary, if any, of such appointed officers, and to remove any officers thus appointed, consistent with the applicable Bylaws and the resolutions of the Board of Directors authorizing such appointment and removal.

SECTION 5.5.                                Officers Holding More Than One Office. The same person may simultaneously hold more than one office, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument be required by statute, by the Articles of Incorporation or by these Bylaws to be executed, acknowledge or verified by any two or more officers.

SECTION 5.6.                                Compensation.  The Board of Directors shall have power to fix the compensation of all officers of the Company.  It may authorize any officer, upon whom the power of appointing other officers may have been conferred, to fix the compensation of such other officers.

ARTICLE VI

CAPITAL STOCK

SECTION 6.1.                                Share Certificates.  Unless the Articles of Incorporation or these Bylaws provide otherwise, the Board of Directors may authorize the issue of some or all of the shares of any or all of its classes or series with or without certificates.  Unless the Code provides otherwise, there shall be no differences in the rights and obligations of shareholders based on whether or not their shares are represented by certificates.

In the event that the Board of Directors authorizes shares with certificates, each certificate representing shares of stock of the Company shall be in such form as shall be approved by the Board of Directors and shall set forth upon the face thereof the name of the Company and that it is organized under the laws of the State of Georgia, the name of the person to whom the certificate is issued, and the number and class of shares and the designation of the series, if any, the certificate represents.  The Board of Directors may designate any one or more officers to sign each share certificate, either manually or by facsimile.  In the absence of such designation, each share certificate must be signed by the President or a Vice President and the Corporate Secretary or an Assistant Corporate Secretary.  If the person who signed a share certificate, either manually or in facsimile, no longer holds office when the certificate is issued, the certificate is nevertheless valid.

SECTION 6.2.                                Record of Shareholders.  The Company or an agent designated by the Board of Directors shall maintain a record of the Company's shareholders in a form that permits preparation of a list of names and addresses of all shareholders, in alphabetical order by class or shares showing the number and class of shares held by each shareholder.  The Company shall be entitled to treat the person in whose name shares are registered in the records of the Company as the owner thereof for all purposes unless it accepts for its records a nominee certificate naming a beneficial owner of shares other than the record owner, and shall not otherwise be bound to recognize any equitable or other claim to or interest in such shares except as may be provided by law.

SECTION 6.3.                                Lost Certificates.  In the event that a share certificate is lost, stolen, mutilated or destroyed, the Board of Directors may direct that a new certificate be issued in place of such certificate.  When authorizing the issue of a new certificate, the Board of Directors may require such proof of loss as it may deem appropriate as a condition precedent to the issuance thereof, including a requirement that the owner of such lost, stolen or destroyed certificate, or the owner's legal representative, advertise the same in such manner as the Board shall require and/or that the owner give the Company a bond in such sum as the Board may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed.

SECTION 6.4.                                Transfers of Shares.  Transfers of shares of the capital stock of the Company shall be made only upon the books of the Company by the registered holder thereof, or by the registered holder's duly authorized attorney, or with a transfer clerk or transfer agent appointed as provided in Section 6.5 hereof, and, in the case of a share represented by certificate, on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon.  The Company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to vote as such owner, and for all other purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided in Section 6.2 hereof or by law.

SECTION 6.5.                                Transfer Agents and Registrars.  The Board of Directors may establish such other regulations as it deems appropriate governing the issue, transfer, conversion and registration of share certificates, including appointment of transfer agents, clerks or registrars.

ARTICLE VII

GENERAL PROVISIONS

SECTION 7.1.                                Indemnification of Officers, Employees and Agents.  The Company shall indemnify any officer who was or is made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, derivative, criminal, administrative or investigative, to the same extent as it is obligated to indemnify any Director of the Company, but without being subject to the same procedural conditions imposed for the indemnification of Directors.  The Company may indemnify and advance expenses to an employee or agent who is not a Director or officer to the extent, consistent with public policy, permitted by the Articles of Incorporation, the Bylaws or by law.

SECTION 7.2.                                Seal.  The Company may have a seal, which shall be in such form as the Board of Directors may from time to time determine.  In the event that the use of the seal is at any time inconvenient, the signature of an officer of the Company, followed by the word "Seal" enclosed in parentheses, shall be deemed the seal of the Company.

SECTION 7.3.                                Voting Shares in Other Corporations.  In the absence of other arrangements by the Board of Directors, shares of stock issued by another corporation and owned or controlled by the Company, whether in a fiduciary capacity or otherwise, may be voted by the President or any Vice President, in the absence of action by the President, in the same order as they preside in the absence of the President, or, in the absence of action by the President or any Vice President, by any other officer of the Company, and such person may execute the aforementioned powers by executing proxies and written waivers and consents on behalf of the Company.

SECTION 7.4.                                Amendment of Bylaws.  These Bylaws may be amended or repealed and new bylaws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors unless the Articles of Incorporation or the Code reserve this power exclusively to the shareholders in whole or in part or the shareholders, in amending or repealing the particular bylaw, provide expressly that the Board of Directors may not amend or repeal that bylaw.  Unless the shareholders have fixed a greater quorum or voting requirement, these Bylaws also may be altered, amended or repealed and new bylaws may be adopted, unless such action has been recommended by the Board of Directors, by an affirmative vote of the holders of at least two-thirds of all outstanding shares entitled to vote.

SECTION 7.5.                                Execution of Bonds, Debentures, Evidences of Indebtedness, Checks, Drafts and Other Obligations and Orders for Payment.  The signatures of any officer or officers of the Company executing a corporate bond, debenture or other debt security of the Company or attesting the corporate seal thereon, or upon any interest coupons annexed to any such corporate bond, debenture or other debt security of the Company, and the corporate seal affixed to any such bond, debenture or other debt security of the Company, may be facsimiles, engraved or printed, provided that such bond, debenture or other debt security of the Company is authenticated or countersigned with the manual signature of an authorized officer of the corporate trustee designated by the indenture or other agreement under which said security is issued by a transfer agent, or registered by a registrar, other than the Company itself, or an employee of the Company.  If the person who signed such, bond, debenture or other debt security of the Company, either manually or in facsimile, no longer holds office when the certificate is issued, the certificate is nevertheless valid.

SECTION 7.6.                                Business Combinations.  All of the requirements of Sections 14-2-1131 to 1133, inclusive, of the Code, as now in effect and as hereafter from time to time amended, shall be applicable to this Company and to any business combination approved or recommended by the Board of Directors.

ARTICLE VIII

EMERGENCY BYLAWS

SECTION 8.1.                                Emergency Bylaws.  This Article shall be operative during any emergency resulting from some catastrophic event that prevents a quorum of the Board of Directors or any committee thereof from being readily assembled (an "emergency"), notwithstanding any different or conflicting provisions set forth elsewhere in these Bylaws or in the Articles of Incorporation.  To the extent not inconsistent with the provisions of this Article, the bylaws set forth elsewhere herein and the provisions of the Articles of Incorporation shall remain in effect during such emergency, and upon termination of such emergency, the provisions of this Article shall cease to be operative.

SECTION 8.2.                                Meetings.  During any emergency, a meeting of the Board of Directors or any committee thereof may be called by any Director, or by the President, any Vice President, the Corporate Secretary or the Treasurer (the "Designated Officers") of the Company.  Notice of the time and place of the meeting shall be given by any available means of communication by the person calling the meeting to such of the Directors and/or Designated Officers as may be feasible to reach.  Such notice shall be given at such time in advance of the meeting as, in the judgement of the person calling the meeting, circumstances permit.

SECTION 8.3.                                Quorum.  At any meeting of the Board of Directors or any committee thereof called in accordance with this Article, the presence or participation of two Directors, one Director and a Designated Officer, or two Designated Officers shall constitute a quorum for the transaction of business.

SECTION 8.4.                                Bylaws.  At any meeting called in accordance with this Article, the Board of Directors or committee thereof, as the case may be, may modify, amend or add to the provisions of this Article so as to make any provision that may be practical or necessary for the circumstance of the emergency.

SECTION 8.5.                                Liability.  Corporate action taken in good faith in accordance with the emergency bylaws may not be used to impose liability on a Director, officer, employee or agent of the Company.

SECTION 8.6.                                Repeal or Change.  The provisions of this Article shall be subject to repeal or change by further action of the Board of Directors or by action of shareholders, but no such repeal or change shall modify the provisions of the immediately preceding section of this Article with regard to action taken prior to the time of such repeal or change.

ARTICLE IX

INSPECTION OF BOOKS AND RECORDS

The Board of Directors shall determine whether and to what extent the accounts and books of the Company, or any of them, other than the share records, shall be open to the inspection of shareholders, and no shareholder shall have any right to inspect any account or books or document of the Company except as conferred by law or by resolution of the shareholders or the Board of Directors. Without prior approval of the Board of Directors in their discretion, the right of inspection set forth in Section 14-2-1602(c) of the Code shall not be available to any shareholder owning two percent (2%) or less of the shares outstanding.